SCHEDULE 14C INFORMATION

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Exchange Listed Funds Trust

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Asian Growth Cubs ETF

a series of

EXCHANGE LISTED FUNDS TRUST

10900 Hefner Pointe Drive Suite 400

Oklahoma City, Oklahoma 73120

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 29, 2022

As a shareholder of the Asian Growth Cubs ETF (the “Fund”), a series of Exchange Listed Funds Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the appointment of a new sub-adviser for the Fund. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action.

On January 25, 2022, the Trust’s Board of Trustees (the “Board”) approved a sub-advisory agreement between Exchange Traded Concepts, LLC (“ETC”), the Fund’s investment adviser, and Dawn Global Limited (“Dawn Global”) with respect to the Fund. Effective February 1, 2022, Dawn Global replaced the Fund’s former sub-adviser, Kingsway Capital Partners Limited. The appointment of Dawn Global as sub-adviser does not affect the Fund’s investment objective, investment strategies, or overall fees and expenses, and the portfolio managers of the Fund remained the same.

The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that permits the Trust and the Fund’s investment adviser, Exchange Traded Concepts, LLC (“ETC”), on behalf of the Fund, to hire new sub-advisers and make changes to existing sub-advisory agreements with the approval of the Board, but without obtaining shareholder approval. A condition of this exemptive order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund’s website at https://dawnglobal.com/cubs-etf#documents. The Information Statement will be available on this website until at least July 28, 2022. To view and print the Information Statement, click on the link to the Information Statement. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Trust in writing at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 or by calling 833-833-3177. The Fund’s most recent annual and semi-annual reports are, or will be, available upon request, without charge, by contacting the Trust at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120, by calling 833-833-3177, or by visiting the Fund’s website at https://dawnglobal.com/.

Only one copy of this notice will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Trust at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 or call 833-833-3177. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Trust as indicated above.

If you want to receive a paper or email copy of the Information Statement, you must request one.

There is no charge to you to obtain a copy.

Asian Growth Cubs ETF

a series of

EXCHANGE LISTED FUNDS TRUST

10900 Hefner Pointe Drive Suite 400

Oklahoma City, Oklahoma 73120

INFORMATION STATEMENT

April 29, 2022

This Information Statement is for informational purposes only and no action is requested on your part. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being made available to shareholders of the Asian Growth Cubs ETF (the “Fund”), a series of Exchange Listed Funds Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Trust has received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Trust and the Fund’s investment adviser, Exchange Traded Concepts, LLC (“ETC”), subject to certain conditions such as approval by the Trust’s Board of Trustees (the “Board”), and without approval by shareholders, to enter into or materially amend a sub-advisory agreement with an unaffiliated sub-adviser.

New Sub-Advisory Agreement with Dawn Global Limited

At a meeting held on January 25, 2022 (the “Meeting”), the Board, including the Trustees who are not “interested persons” of the Trust as defined by the Investment Company Act of 1940 (the “Independent Trustees”), approved a new investment sub-advisory agreement between ETC and Dawn Global Limited (the “New Sub-Advisory Agreement”) pursuant to which Dawn Global Limited (“Dawn Global”) would provide the same investment sub-advisory services to the Fund that were provided by the Fund’s former sub-adviser, Kingsway Capital Partners Limited (“Kingsway”). In addition, the New Sub-Advisory Agreement includes substantially similar terms as provided for in the sub-advisory agreement between ETC and Kingsway (the “Prior Sub-Advisory Agreement”), including the rate of compensation at the Fund’s current asset level. Effective February 1, 2022, Dawn Global replaced Kingsway as the Fund’s sub-adviser.

Considerations by the Board of Trustees

At the Meeting, the Board considered and discussed information and analysis provided by ETC and Dawn Global relating to the New Sub-Advisory Agreement. The Board also discussed the fact that Maurits Pot, who served as a portfolio manager of the Fund on behalf of Kingsway, would continue to serve as a portfolio manager of the Fund as an employee of Dawn Global. The remaining ETC portfolio management team also would be unaffected by the new sub-advisory arrangement. The Board considered all factors that it deemed to be relevant. In its deliberations, the Board did not identify any single factor that was paramount or controlling and individual Trustees may have attributed different weights to various factors.  Certain factors considered by the Board are addressed in more detail below.

Nature, Extent, and Quality of Services to be Provided. With respect to the nature, extent, and quality of the services to be provided by Dawn Global, the Board considered the investment strategies of the Fund and Dawn Global’s experience with such strategies. The Board considered Dawn Global’s specific responsibilities in all aspects of the day-to-day management of the Fund, noting that such responsibilities would include making investment decisions for the Fund and continuously reviewing and administering the Fund’s investment program, subject to the supervision of ETC and oversight of the Board. The Board considered the qualifications, experience, and responsibilities of Dawn Global’s investment personnel, the quality of Dawn Global’s compliance infrastructure and the determination of the Trust’s Chief Compliance Officer that Dawn Global has appropriate compliance policies and procedures in place. The Board noted that it had been provided with Dawn Global’s registration form on Form ADV as well as Dawn Global’s responses to a detailed series of questions, which included a description of Dawn Global’s operations, service offerings, personnel, compliance program, risk management program, and financial condition. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent, and quality of the services expected to be provided to the Fund by Dawn Global.

Performance. In connection with the assessment of Dawn Global’s ability to perform its duties under the New Sub-Advisory Agreement, the Board considered the sufficiency of Dawn Global’s resources and reviewed Dawn Global’s overall investment experience, including the investment experience of Maurits Pot in his prior role as portfolio manager for the Fund on behalf of Kingsway.

Costs of Services to be Provided and Profitability. The Board reviewed the proposed sub-advisory fee to be paid by ETC to Dawn Global for its services to the Fund, noting that the fee is the same under the New Sub-Advisory Agreement as it was under the Prior Sub-Advisory Agreement at the Fund’s current asset level. The Board further noted that under the New Sub-Advisory Agreement Dawn Global would receive a higher fee should the Fund’s assets increase to certain levels; however, the Fund’s aggregate advisory fee would not increase. The Board took into consideration that the Fund pays an advisory fee structured as a “unified fee” to ETC, meaning that the Fund pays no expenses, other than certain excluded expenses, and that the sub-advisory fee to be paid to Dawn Global is to be paid out of ETC’s unified fee and represents an arm’s-length negotiation between ETC and Dawn Global. The Board considered the costs and expenses to be incurred by Dawn Global in providing sub-advisory services and evaluated the compensation and benefits to be received by Dawn Global from its relationship with the Fund. In light of this information, the Board concluded that the sub-advisory fee appeared reasonable in light of the services to be rendered.

Economies of Scale. The Board considered the potential for economies of scale as the Fund’s assets grow, noting the proposed breakpoints with respect to ETC’s advisory fee. The Board concluded that no significant economies of scale had been achieved to date, and noted that it would have an opportunity to evaluate the extent to which economies of scale are being shared in the future.

Conclusion. No single factor was determinative of the Board’s decision to approve the New Sub-Advisory Agreement on behalf of the Fund; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including the Independent Trustees, determined that the New Sub-Advisory Agreement, including the compensation payable thereunder, was fair and reasonable to the Fund. The Board, including the Independent Trustees, therefore, determined that the approval of the New Sub-Advisory Agreement is in the best interests of the Fund and its shareholders.

Information about the Adviser

ETC, located at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 (its primary place of business) and 295 Madison Avenue, New York, New York 10017, serves as the investment adviser to the Fund. ETC was formed in 2009 and provides investment advisory services to other exchange-traded funds. ETC is majority owned by Cottonwood ETF Holdings LLC. The terms of the Fund’s investment advisory agreement with ETC are unaffected by the approval of the New Sub-Advisory Agreement. Under the Fund’s investment advisory agreement with ETC, ETC is responsible for, among other things, overseeing the Fund’s sub-adviser, including regular review of the sub-adviser’s performance, and trading portfolio securities on behalf of the Fund, including selecting broker-dealers to execute purchase and sale transactions, subject to the supervision of the Board.

Information about Dawn Global

Dawn Global is a private limited company incorporated under the laws of Jersey with a registered address of 2nd floor, the Le Gallais Building, 54 Bath Street, St. Helier, JE1 1FW, Jersey. Dawn Global was formed in 2021 and is owned and controlled by Maurits Pot. As an investment adviser registered with the U.S. Securities and Exchange Commission, Dawn Global makes investment decisions for the Fund and continuously reviews and administers the investment program of the Fund, subject to the supervision of ETC and oversight of the Board.

The names and principal occupations of the principal executive officers and the directors of Dawn Global are listed below:

Name	Principal Occupation
Maurits Pot	Founder, CEO, Director Dawn Global Limited
Aslam Shareef	Director, Dawn Global Limited
Dominic Coyne	Director, Dawn Global Limited

Maurits Pot of Dawn Global, serves as a portfolio manager of the Fund, along with three ETC portfolio managers.

Maurits Pot founded Dawn Global in 2021 and serves as its Chief Investment Officer. He began his career in mergers and acquisitions at Goldman Sachs and commodity trading at Vitol. From 2016-2021, Mr. Pot was a Partner and Senior Investment Analyst at Kingsway where he focused on emerging markets public and private equity investing. He earned a Bachelor of Arts degree (Magna Cum Laude) in Economics from Middlebury College, Vermont.

Terms of the New Sub-Advisory Agreement

The terms of the New Sub-Advisory Agreement are substantially similar to the terms of the Prior Sub-Advisory Agreement, including the rate of compensation at the Fund’s current asset level. Unlike the rate of compensation under the Prior Sub-Advisory Agreement, however, Dawn Global’s sub-advisory fee will increase as the Fund reaches certain asset levels as described below. Importantly, the aggregate advisory fee paid by the Fund is not affected by the breakpoints that comprise Dawn Global’s sub-advisory fee.

Duration and Termination. The New Sub-Advisory Agreement will remain in effect for a period of two years, unless sooner terminated. After the initial two-year period, continuation of the Sub-Advisory Agreement from year to year is subject to annual approval by the Board, including at least a majority of the Independent Trustees. The New Sub-Advisory Agreement may be terminated without penalty (i) by vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Fund, or by ETC, in each case, upon ninety (90) days’ written notice to Dawn Global; or (ii) by Dawn Global upon ninety (90) days’ written notice to ETC and the Board.

Sub-Advisory Fee. For the services Dawn Global provides to the Fund, ETC pays Dawn Global a fee calculated daily and paid monthly at an annual rate of 0.88% on up to $1 billion in assets; 0.885% on the next $2 billion in assets; and 0.895% on assets greater than $3 billion.

Other Provisions. The New Sub-Advisory Agreement provides that Dawn Global shall indemnify and hold harmless ETC, the Trust, all affiliated persons thereof, and all controlling persons from and against any and all claims, losses, liabilities or damages (including reasonable attorneys’ fees and other related expenses) arising from or in connection with the performance of Dawn Global’s obligations under the agreement; provided, however, that Dawn Global’s obligation shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by ETC, is caused by or is otherwise directly related to ETC’s own willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the reckless disregard of its duties under the agreement. The New Sub-Advisory Agreement further provides that ETC shall indemnify and hold harmless Dawn Global from and against any and all claims, losses, liabilities or damages (including reasonable attorneys’ fees and other related expenses) arising from or in connection with the performance of ETC’s obligations under the agreement; provided, however, that ETC’s obligation shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by Dawn Global, is caused by or is otherwise directly related Dawn Global’s own willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the reckless disregard of its duties under the agreement.

General Information

Other Service Providers. The Trust’s administrator is The Bank of New York Mellon, located at 240 Greenwich Street New York, NY 10286. The Fund’s distributor is Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101. Counsel to the Trust is Morgan, Lewis & Bockius LLP, which is located at 1111 Pennsylvania Avenue, NW, Washington, DC 20006.

Share Ownership. Although the Trust does not have information concerning the beneficial ownership of shares of the Fund held in the names of DTC Participants, the name, address and percentage ownership of each DTC Participant that owned of record 5% or more of the outstanding shares of the Fund as of April 1, 2022 is set forth below. Shareholders having more than 25% beneficial ownership of the Fund’s outstanding shares may be in control of the Fund and be able to affect the outcome of certain matters presented for a vote of shareholders. As April 1, 2022, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund.

Participant Name and Address	Percentage of Ownership
Goldman Sachs & Co. LLC 200 West Street New York, NY 10282	83%

Financial Information. If applicable, the Fund will furnish, without charge, a copy of its most recent annual report and semi-annual report to shareholders upon request. Requests for such reports should be made by calling 833-833-3177, visiting the Fund’s website at www.dawnglobal.com, or writing the Trust at Exchange Listed Funds Trust, 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120.

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